EXHIBIT 7.3

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) promulgated under the Securities Act of 1934, as amended, each of Inland American Real Estate Trust, Inc., Inland Western Retail Real Estate Trust, Inc., Inland Investment Advisers, Inc., Inland Real Estate Investment Corporation, The Inland Group, Inc. and Daniel L. Goodwin hereby agree that the Schedule 13D to which this Exhibit 7.3 is attached and any amendments thereto relating to the acquisition or disposition of shares of common stock of CapLease, Inc. is filed jointly on behalf of each of them.

Dated:September 20, 2007	INLAND AMERICAN REAL ESTATE TRUST, INC.

/s/ Robert D. Parks
	Name:	Robert D. Parks
	Title:	Chairman

Dated: September 20, 2007	INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

/s/ Steven P. Grimes
	Name:	Steven P. Grimes
	Title:	Principal Financial Officer

Dated: September 20, 2007	INLAND INVESTMENT ADVISERS, INC.

/s/ Roberta S. Matlin
	Name:	Roberta S. Matlin
	Title:	President

Dated: September 20, 2007	INLAND REAL ESTATE INVESTMENT CORPORATION

/s/ Roberta S. Matlin
	Name:	Roberta S. Matlin
	Title:	Senior Vice President

Dated: September 20, 2007	THE INLAND GROUP, INC.

/s/ Daniel L. Goodwin
	Name:	Daniel L. Goodwin
	Title:	President

Dated: September 20, 2007
/s/ Daniel L. Goodwin
Daniel L. Goodwin